CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our report dated March 10, 1997 on the financial statements of First Montauk Financial Corp. for the years ended December 31, 1996 and the use of our name under the heading "Experts" in this Amendment No. 1 to Form S-3 of the First Montauk Financial Corp.


                                         Schneider Ehrlich & Wengrover, LLP

Woodbury, New York
November 24, 1997